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                                                                   EXHIBIT 10.53

                                CREDIT AGREEMENT

         THIS AGREEMENT is entered into and made effective as of May 30, 2003, by and between IDENTIX INCORPORATED, a Delaware corporation (the "BORROWER"), and ASSOCIATED BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "BANK"). In consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Borrower and the Bank agree as follows:

                                   ARTICLE I.
                                   Definitions

         Section 1.01 Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                  (b) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "hereof," "herein," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement; and

                  (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

                  "ADVANCE" means an advance of credit by the Bank to the Borrower in the form of a loan pursuant to Section 2.01.

                  "AFFILIATE" means, with respect to a given Person, any other person or entity controlled by, controlling or under common control with the subject Person. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "BANK" has the meaning specified above.

                  "BORROWER" has the meaning specified above.

                  "BORROWING BASE" means the sum of 80% of Eligible Accounts Receivable.

                  "BORROWING BASE CERTIFICATE" means the certificate attached hereto as Exhibit A.

                  "CASH COLLATERAL BALANCE" means the available collected balance of all funds deposited by the Borrower in the Cash Collateral Account and subject to a first assignment and security interest in favor of the Bank.

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                  "CASH COLLATERAL ACCOUNT" means the cash collateral account established by the Borrower with the Bank and subject to the control of the Bank in accordance with the terms of the Deposit Account Assignment.

                  "CERTIFICATE OF INDEBTEDNESS AND LIENS" means the certificate attached hereto as Exhibit B.

                  "COVENANT COMPLIANCE CERTIFICATE" means the certificate attached hereto as Exhibit C.

                  "CREDIT DOCUMENTS" means this Agreement, the Revolving Note, the Deposit Account Assignment, the Security Agreement and all related financing statements, as such documents may be amended, supplemented, restated or replaced from time to time.

                  "DEBT" means the sum of (i) all items of indebtedness or liability of the Borrower and its Subsidiaries which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet on the date as of which Debt is to be determined, plus (ii) indebtedness secured by any mortgage, deed of trust, assignment, security interest or other lien on property of the Borrower or its Subsidiaries whether or not the indebtedness secured thereby shall have been assumed, plus (iii) guaranties, endorsements (other than for purposes of collection in the ordinary course of business) and other contingent obligations of the Borrower and its subsidiaries in respect of or to purchase or otherwise acquire indebtedness of others.

                  "DEBT SERVICE COVERAGE RATIO" for any fiscal year of the Borrower means the ratio of (a) the Borrower's and its Subsidiaries' consolidated net income plus interest expenses plus depreciation and amortization expenses minus dividends for such fiscal year, to (b) the Borrower's and its Subsidiaries' aggregate consolidated amount of current maturities of long term debt plus interest expense payable by the Borrower and its Subsidiaries in such fiscal year on all Debt.

                  "DEBT TO TANGIBLE NET WORTH RATIO" has the meaning specified in Section 5.09.

                  "DEPOSIT ACCOUNT ASSIGNMENT" has the meaning specified in
         Section 3.01.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ELIGIBLE ACCOUNTS RECEIVABLE" means the aggregate of all accounts receivable of the Borrower and its Subsidiaries that satisfy the following conditions: (a) are due and payable within sixty (60) days; (b) have been outstanding less than one hundred twenty (120) days past the original date of invoice; (c) have arisen in the ordinary course of business from services performed by the Borrower and its Subsidiaries to or for the account debtor or the sale by the Borrower and its Subsidiaries of goods in which the Borrower and its Subsidiaries had sole ownership where such goods have been shipped or delivered to the account debtor, including without limitation, progress payments; (d) represent complete bona fide transactions which require no further act under any circumstances on the part of the Borrower or its Subsidiaries to make such accounts receivable payable by the account debtor; (e) the goods the sale of which gave rise to such accounts receivable were shipped or delivered to the account debtor on an absolute sale basis and not on consignment, a sale or return basis, a guaranteed sale basis, a bill and hold basis, or on the basis of any similar


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         understanding; (f) the goods the sale of which gave rise to such accounts receivable were not, at the time of sale thereof, subject to any lien, except the security interest in favor of the Bank created by the Credit Documents; (g) are not subject to any provisions prohibiting assignment or requiring notice of or consent to such assignment; (h) are subject to a perfected, first priority security interest in favor of the Bank and are not subject to any other lien; (i) are not subject to setoff, counterclaim, defense, allowance, dispute, or adjustment other than normal discounts for prompt payment, and the goods for sale which gave rise to such accounts receivable have not been returned, rejected, repossessed, lost or damaged; (j) the account debtor is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved, liquidated, terminated its existence, ceased to pay its debts as they become due, or suffered a receiver or trustee to be appointed for any of its assets or affairs;
         (k) are not evidenced by chattel paper or any instrument of any kind;
         (l) are owed by a Person or Persons that are citizens of or organized under the laws of the United States or any State and are not owed by any Person organized under the laws of a jurisdiction located outside of the United States of America ("FOREIGN PERSONS"), provided that accounts receivable owed by Foreign Persons may constitute Eligible Accounts Receivable if (i) payment of such accounts receivable is insured by a foreign risk insurance policy acceptable to the Bank and the proceeds of such policy have been assigned to the Bank by an instrument satisfactory to the Bank, (ii) payment of such accounts receivable is covered by a letter of credit in form and substance satisfactory to the Bank, issued by a financial institution satisfactory to the Bank, and the proceeds of such letter of credit have been assigned to Bank by an instrument satisfactory to the Bank, or (iii) Bank specifically approves such accounts receivable as Eligible Accounts Receivable; (m) if any accounts receivable are owed by the United States of America or any department, agency, or instrumentality thereof, the Federal Assignment of Claims Act shall have been complied with; and (n) are not owed by an Affiliate of the Borrower. No account receivable owed by an account debtor to the Borrower and its Subsidiaries shall be included as an Eligible Account Receivable if more than ten percent (10%) of the balances then outstanding on accounts receivable owed by such account debtor and its Affiliates to the Borrower and its Subsidiaries have remained unpaid for more than one hundred nineteen (119) days from the dates of their original invoices. The amount of any Eligible Account Receivable owed by an account debtor to the Borrower and its Subsidiaries shall be reduced by the amount of all "contra accounts" and other obligations owed by the Borrower and its Subsidiaries to such account debtor.

                  "ENVIRONMENTAL LAWS" means all federal, state, local and foreign laws, statutes, codes, ordinances, regulations, requirements, rules and common law relating in any way to any hazardous or toxic materials or the protection of the environment.

                  "EVENT OF DEFAULT" means any of the events specified in
         Section 8.01, and following the implementation of the Borrowing Base, the additional events specified in Section 8.02.

                  "GAAP" means generally accepted accounting principles consistently applied. Except as otherwise approved by the Bank in writing, all financial reporting, financial record keeping, and financial calculations in connection with this Agreement shall be made on the basis of accounting principles, methods, elections and estimates that are consistent with GAAP and that are consistent with the accounting principles, methods, elections and estimates used in the financial statements described in Section 4.04, and that fairly present the financial condition or results of operations for the period then ended.


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                  "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "LETTER OF CREDIT" has the meaning specified in Section 2.04.

                  "LINE OF CREDIT" has the meaning specified in Section 2.01.

                  "MATERIAL ADVERSE EFFECT" means a material adverse change in, or material adverse effect upon, the business, property or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole on a consolidated basis.

                  "OBLIGATIONS" means any and all liabilities, whether contingent or non-contingent, of the Borrower or its Subsidiaries to the Bank under or with respect to the Credit Documents, whether now existing or arising at any time hereafter.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "PLAN" has the meaning specified in Section 4.10.

                  "PROHIBITED TRANSACTION" has the meaning assigned to that term in ERISA.

                  "REPORTABLE EVENT" has the meaning assigned to that term in ERISA.

                  "REVOLVING NOTE" has the meaning specified in Section 2.01.

                  "SECURITY AGREEMENT" has the meaning specified in Section
         7.01.

                  "SUBSIDIARIES" means any direct or indirect wholly owned subsidiary entity of the Borrower. The existing Subsidiaries of the Borrower are identified on Exhibit D.

                  "TANGIBLE NET WORTH" means the difference of:

                  (a) the tangible assets of the Borrower and its Subsidiaries which, in accordance with GAAP, are tangible assets, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper, minus

                  (b) all Debt of the Borrower and its Subsidiaries; provided, that (i) inventory shall be taken into account on the basis of the cost or current market value, whichever is lower, (ii) in no such event shall there be included as such tangible assets patents, trademarks, tradenames, copyrights, licenses, good will, memberships, prepaid expenses, deferred charges or treasury stock


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         or any securities or debt of the Borrower and its Subsidiaries, or any receivables due to the Borrower or its Subsidiaries from or investments of the Borrower or its Subsidiaries in any Affiliate of the Borrower or its Subsidiaries, or any other debt or securities unless the same are readily marketable in the United States of America, (iii) securities included as such tangible assets shall be taken into account in accordance with GAAP, and (iv) any write-up in the book value of any assets shall not be taken into account.

                                   ARTICLE II.
                          Amount and Terms of Advances

         Section 2.01 Advances. Subject to the provisions of this Agreement, the Borrower may obtain Advances, prepay, and obtain new Advances under this Section 2.01, and the Bank shall make such Advances to the Borrower from time to time during the period from the date hereof to October 30, 2004 or the earlier date of termination of the Line of Credit pursuant to Section 8.03, in an aggregate maximum amount up to but not in excess of the Line of Credit. As used in this Agreement, the term "LINE OF CREDIT" means the lesser of (a) $15,000,000.00, or
(b)(i) the Cash Collateral Balance or (ii) the Borrowing Base when the Borrowing Base becomes effective under Article VII of this Agreement. The obligation to repay the Advances and to pay interest and other charges, fees and expenses thereon is evidenced by the Borrower's $15,000,000.00 Promissory Note dated the date hereof payable to the order of the Bank (together with any amendments, extensions, renewals and replacements thereof, called the "REVOLVING NOTE"). If at any time the unpaid principal balance of the Revolving Note exceeds the Cash Collateral Balance or the Borrowing Base, as applicable, the Borrower shall immediately upon demand of the Bank make a mandatory principal payment on the Revolving Note in an amount sufficient to bring the Borrower into compliance with this Section 2.01. The Borrower shall use all proceeds of the Advances solely for working capital of the Borrower. No proceeds of any Advance shall be used to purchase any stock of the Borrower, any Subsidiary, or any Affiliate of the Borrower or any Subsidiary.

         Section 2.02 Making the Advances. Each Advance shall be made on prior written request from the Borrower to the Bank or prior telephonic request to the Bank from the Borrower to the Bank made by any person purporting to be authorized to request Advances on behalf of the Borrower, which request shall specify the date of the requested Advance and the amount thereof and which request shall be received by the Bank no later than 3:00 p.m. (Central Time) on of the day on which the Advance is to be made. Upon fulfillment of the terms and conditions of this Agreement, the Bank shall disburse the amount of any requested Advance by crediting the same to the Borrower's checking account at the Bank or in such other manner as the Bank and the Borrower may from time to time agree. The Borrower shall be obligated to repay all Advances notwithstanding the fact that the person requesting the same was not authorized to do so, provided the Bank had a reasonable good faith basis to believe the person requesting the Advance had the authority to do so. Any request for an Advance shall be deemed to be a representation that the statements set forth in Sections 3.02(a) and 3.02(b) are correct as of the date of such request.

         Section 2.03 Payment, Balance and Setoff. All payments of principal, interest and other charges, fees and expenses under the Revolving Note and this Agreement shall be made to the Bank in immediately available funds. The Borrower agrees that the amount shown on the books and records of the Bank as being the unpaid balance of principal, accrued interest and other charges, fees and expenses under the Revolving Note and this Agreement shall be prima facie evidence thereof. The Borrower hereby irrevocably authorizes the Bank, if and to the extent payment is not promptly made pursuant hereto, to charge against


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any amount owing by the Bank to the Borrower, an amount equal to the principal, accrued interest and other charges, fees and expenses then due. In addition, the Borrower hereby irrevocably authorizes the Bank to collect interest and other charges, fees and expenses under the Revolving Note and this Agreement when due from time to time by charging the Borrower's checking account at the Bank. The Bank agrees to promptly notify the Borrower following the exercise of its rights under this Section 2.03 but the failure to give such notice shall not affect the validity of such action or the application of any funds to the payment of the Obligations under this Section 2.03.

         Section 2.04 Letters of Credit. The Bank may in its discretion issue one or more letters of credit as directed by the Borrower (collectively, the "LETTER OF CREDIT"). In such case, the issuance of the Letter of Credit shall be treated as an Advance of the Line of Credit and the Line of Credit availability under this Agreement shall be restricted by the face amount of the Letter of Credit outstanding from time to time. The Borrower agrees that any amounts advanced by the Bank under any such Letter of Credit shall be a mandatory Advance of the Line of Credit without any request or approval of the Borrower. The obligations of the Borrower to pay advances made on the Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of the Revolving Note and this Agreement under all circumstances, including, without limitation, the following circumstances: (a) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against the holder of any beneficiary or transferee of the Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Bank or any other person or entity, whether in connection with this Agreement, the transactions contemplated herein or in the Credit Documents;
(b) any statement or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; (c) payment by the Bank under the Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit, except in the event of the Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of the Letter of Credit. Any such Letter of Credit shall be in form and substance acceptable to the Bank and shall have an expiration date of not later than October 30, 2004, unless the Letter of Credit is fully secured by cash collateral on deposit with the Bank in the Cash Collateral Account in which case the expiration date of the Letter of Credit may be later than October 30, 2004. The Bank shall not be obligated to release the collateral subject to the Deposit Account Assignment and the Security Agreement until the Letter of Credit has expired and all amounts owing to the Bank under the Revolving Credit Note, including amounts, if any, advanced under the Letter of Credit have been paid in full. If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Bank or (ii) impose on the Bank any other condition regarding the Letter of Credit, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Bank of issuing or maintaining the Letter of Credit (which increase in cost shall be determined by the Bank's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the Bank, the Borrower shall immediately pay to the Bank, from time to time as specified by the Bank, additional amounts which shall be sufficient to compensate the Bank for such increased cost.


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                                  ARTICLE III.
                                   Conditions

         Section 3.01 Required Documents. The initial Advance shall be subject to the condition precedent that the Bank shall have received prior thereto all of the following, in form and substance acceptable to the Bank:

                  (a) The Revolving Note, properly executed by the Borrower.

                  (b) A Deposit Account Assignment and Security Agreement (the "DEPOSIT ACCOUNT ASSIGNMENT"), properly executed by the Borrower, granting to the Bank a first perfected security interest in the Cash Collateral Account, and all amounts now or at any time hereafter on deposit therein, and all interest and other earnings which may now or hereafter accrue thereon, whether now owned or hereafter acquired, whether now existing or hereafter arising, and all proceeds of the foregoing property.

                  (c) A certificate of authority of the Borrower. The Bank may conclusively rely on such certificate until it shall receive a further certificate of authority of the Borrower, in form and substance acceptable to the Bank, canceling or amending the prior certificate.

                  (d) A certificate of good standing of the Borrower, issued by the Delaware Secretary of State.

                  (e) The Certificate of Indebtedness and Liens, properly completed and executed by the chief financial officer of the Borrower.

                  (f) An opinion of legal counsel for the Borrower.

                  (g) Payment to the Bank of a one time origination fee in the amount of $18,000.00.

                  (h) Payment of the Bank's attorneys' fees and legal expenses, and other out-of-pocket expenses of the Bank incurred, in connection with the drafting of this Credit Agreement, the Note, the Deposit Account Assignment and closing the Loan, not to exceed $10,000.00.

         Section 3.02 Other Conditions. Each Advance shall be subject to the further conditions precedent that:

                  (a) The representations and warranties contained of the Borrower contained in Article IV of this Agreement, and when the Borrowing Base is in effect (except during times when there is no amount outstanding on the Note other than amounts which will be due as a result of a draw on a Letter of Credit which is fully collateralized with cash collateral on deposit with the Bank in the Cash Collateral Account) the representations contained in Article VII of this Agreement, are correct as of the date of such Advance as though made as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and


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                  (b) No event has occurred, or would result from such Advance, which constitutes an Event of Default or would constitute an Event of Default with notice or passage of time or both.

                  (c) Until the Borrowing Base is implemented in accordance with
         Article VII of this Agreement, collected unrestricted funds of the Borrower (and not funds of a Subsidiary) are deposited by the Borrower into the Cash Collateral Account equal to the sum of the aggregate outstanding principal amount of all prior Advances plus any portion of the Line of Credit reserved to support unexpired Letters of Credits plus the amount of the requested Advance. The Borrower shall provide to the Bank at the time of each deposit into the Cash Collateral Account a certificate executed by the chief financial officer or corporate controller of the Borrower certifying to the Bank that the funds then being deposited into the Cash Collateral Account are the collected unrestricted funds of the Borrower (and not funds of a Subsidiary).

                  (d) Each Advance requested during any time that the Borrowing Base is in effect in accordance with Article VII of this Agreement (except during times when there is no amount outstanding on the Note other than amounts which will be due as a result of a draw of a Letters of Credit which is fully collateralized by cash collateral on deposit with the Bank in the Cash Collateral Account), shall be subject to the following additional conditions precedent:

                          (i) The Bank shall have received all Borrowing Base Certificates required to be delivered by the Borrower;

                          (ii) The Bank shall have received a Covenant Compliance Certificate for the fiscal quarter of the Borrower most currently ending and for which a Covenant Compliance Certificate is due in accordance with Section 5.01(f) of this Agreement; and

                          (iii) The most recent Borrowing Base Certificate
                                shows, to the satisfaction of the Bank, that the sum of the aggregate outstanding principal amount of all prior Advances plus any amount of the Line of Credit reserved to support unexpired Letters of Credits plus the amount of the requested Advance does not exceed the Borrowing Base.

                                   ARTICLE IV.
                         Representations and Warranties

         The Borrower represents and warrants to the Bank as follows:

         Section 4.01 Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary except where the Borrower's failure to so license or qualify does not cause a Material Adverse Effect, and has all requisite power and authority to own its property and carry on its business. The Borrower has all requisite power and authority to execute and deliver and to perform all of its obligations under the Credit Documents.


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         Section 4.02 Authorization. The execution, delivery and performance by the Borrower of the Credit Documents have been duly authorized by all requisite action and do and will not (a) require any consent or approval of any person or entity or governmental authority, (b) violate any law, rule, regulation, order, writ, injunction or decree, or the articles, bylaws, or shareholder control agreement of the Borrower, (c) result in a breach of or constitute a default under any contract, agreement or other writing to which the Borrower is a party or by which the Borrower or any property of the Borrower may be bound or affected, or (d) result in, or require the creation or imposition of, any mortgage, deed of trust, assignment, security interest or other lien, interest, encumbrance, claim or charge of any nature, except in favor of the Bank, upon or with respect to any property of the Borrower.

         Section 4.03 Legal Agreements. The Credit Documents constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws, statutes of limitation and principles of equity.

         Section 4.04 Financial Statements. The Borrower has provided or has made available through public filing the following financial statements to the
Bank: annual audited fiscal year end financial statements of the Borrower as of June 30, 2002, and quarterly interim financial statements of the Borrower as of March 31, 2003. Said statements, including all schedules and notes pertaining thereto, were prepared in accordance with GAAP, and fully and fairly present the financial condition of the Borrower on the dates thereof and the results of its operations for the periods covered thereby; provided however, the quarterly statements are subject to customary year end adjustments in the annual financial statement for such fiscal year which in the aggregate do not cause a Material Adverse Effect.

         Section 4.05 No Adverse Change. There has been no material adverse change in the business, property or condition (financial or otherwise) of the Borrower since the date of the latest financial statement referred to in Sections 4.04 and 5.01.

         Section 4.06 Titles and Liens. The Borrower has good title to all of the property reflected in the latest balance sheet referred to in Sections 4.04 and 5.01, free and clear of all mortgages, deeds of trust, assignments, security interests and other liens, interests, encumbrances, claims and charges, except for liens permitted by Section 6.01 and covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Borrower.

         Section 4.07 Taxes. The Borrower has filed all required tax returns, has paid all due and payable taxes, assessments and other governmental charges levied or imposed upon it or upon its income or profits or upon any of its property, and has made adequate provision for the payment of such taxes, assessments and other charges accruing but not yet due and payable; except for those being contested in good faith and for which adequate reserves have been established or those that do no otherwise cause a Material Adverse Effect.

         Section 4.08 Litigation. There is no pending or threatened notice, claim, litigation, proceeding or investigation against or affecting the Borrower or any property of the Borrower, whether or not covered by insurance, that would cause a Material Adverse Effect, and there is no basis for any such order, notice, claim, litigation, proceeding or investigation.

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         Section 4.09 Margin Stock. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         Section 4.10 Employee Benefit Plans. No Reportable Event or Prohibited Transaction has occurred with respect to any employee benefit plan or other plan maintained for employees of the Borrower ("PLAN"). Each Plan is in compliance with all applicable requirements of ERISA and all applicable rulings and regulations thereunder.

         Section 4.11 No Stock or Securities. The Borrower owns no shares of stock or securities of any Person other than stock of the Subsidiaries and except as set forth in Exhibit D.

         Section 4.12 Environmental Matters.

                  (a) The Borrower is not in violation of any Environmental Law which would cause a Material Adverse Effect; and

                  (b) No disposal or release of any hazardous or toxic material has occurred on, from or under any property owned, operated or controlled by the Borrower which would cause a Material Adverse Effect (as to property leased by the Borrower as lessee, this representation is to the Borrower's knowledge only); and

                  (c) There has been no treatment, manufacturing, refining, handling or storage of any hazardous or toxic material at any property owned, operated or controlled by the Borrower, which could cause a Material Adverse Effect (as to property leased by the Borrower as lessee, this representation is to Borrower's knowledge only); and

                  (d) No litigation, investigation or administrative action has been commenced or is pending or threatened, nor has any settlement been reached with any public or private party or parties, or any order issued, relating in any way to any alleged or actual presence, disposal or release of any hazardous or toxic material or any violation of any Environmental Law with respect to any property owned, operated or controlled by the Borrower which could cause a Material Adverse Effect (as to property leased by the Borrower as lessee, this representation is to Borrower's knowledge only); and

                  (e) To the Borrower's knowledge, all tenants of the Borrower have filed all notices and permit applications required to be filed under the Environmental Laws with respect to their businesses, property and operations; and

                  (f) The Borrower has no known material contingent liability with respect to its business, property or operations as now or previously owned, operated, controlled or conducted by the Borrower in connection with any hazardous or toxic material or any Environmental Law which could cause a Material Adverse Effect.

                                   ARTICLE V.
                              Affirmative Covenants

         So long as any Obligation shall remain outstanding, the Borrower shall comply with the following requirements:

         Section 5.01 Financial Statements and Other Information. The Borrower shall deliver to the Bank, in form and substance acceptable to the Bank:

                  (a) As soon as available, and in any event within ninety (90) days after the end of each fiscal year of the Borrower (beginning with the fiscal year ending June 30, 2003), a copy of the annual audited consolidated financial statements of the Borrower and its Subsidiaries prepared by independent certified public accountants selected by the Borrower and acceptable to the Bank, which report shall include the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year, and the related statements of income, cash flows and stockholders' equity of the Borrower and its Subsidiaries for such fiscal year, including all supporting schedules and notes, all in reasonable detail, prepared in accordance with GAAP.

                  (b) As soon as available and in any event within forty-five
         (45) days after the end of each fiscal quarter of the Borrower, the interim consolidated reviewed financial statement of the Borrower and its Subsidiaries reviewed by independent certified accountants selected by the Borrower and acceptable to the Bank, including a consolidated balance sheet, statements of income and cash flows of the Borrower and its Subsidiaries for such quarter and for year to date, including all supporting schedules and notes, all in reasonable detail, prepared in accordance with GAAP, subject however, to year-end audit adjustments.

                  (c) As soon as available and in any event within forty-five
         (45) days after the end of each calendar month, "draft" internally prepared confidential consolidated month end financial statement of the Borrower and its Subsidiaries without any representation as to accuracy or completeness, including a consolidated balance sheet and a consolidated income statement of the Borrower and its Subsidiaries.

                  (d) Promptly after sending, making available or filing the same, copies of all other financial statements, reports, proxy statements, registration statements and other communications which the Borrower or its Subsidiaries sends or makes available to its stockholders or files with any securities exchange.

                  (e) Within 10 days after the Bank's request therefor, such other information respecting the condition (financial or otherwise), business and property of the Borrower or its Subsidiaries as the Bank may from time to time reasonably request.

                  (f) As promptly as practicable (but in any event not later than five (5) days after Borrower's chief executive officer, chief financial officer, corporate controller or any other executive officer obtains knowledge of the occurrence of any event which constitutes an Event of Default or would constitute an Event of Default with notice or passage of time or both), written notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken to cure the effect of such event.

                  (g) During any time that the Borrowing Base is in effect in accordance with Article VII of this Agreement (except during times when there is no amount outstanding on the Note other than amounts which will be due as a result of a draw on a Letter of Credit which is fully collateralized with cash collateral on deposit with the Bank in the Cash Collateral Account), the Borrower shall also deliver to the Bank:

                          (i) As soon as available and in any event within thirty (30) days after the end of each month, a Borrowing Base Certificate with amounts determined as of the end of such month and executed by the chief financial officer or corporate controller of the Borrower;

                          (ii) As soon as available and in any event within thirty (30) days after the end of each month, the listing and aging of accounts receivable of the Borrower and a report of work in process of the Borrower, all as the end of such month, including all supporting schedules and notes, all in reasonable detail, prepared by the chief financial officer of the Borrower in accordance with GAAP, executed by the chief financial officer or corporate controller of the Borrower; and

                          (iii) As soon as available and in any event within
                                forty-five (45) days after the end of each fiscal quarter of the Borrower, a Covenant Compliance Certificate with calculations determined as of each fiscal quarter end for the Debt to Tangible Net Worth Ratio and as of each fiscal year end of the Borrower for the Debt Service Coverage Ratio, executed by the chief financial officer or corporate controller of the Borrower.

         Section 5.02 Books and Records. The Borrower shall keep accurate books and records in which true and complete entries will be made in accordance with GAAP. Upon reasonable request of the Bank, the Borrower, during normal business hours, shall give any representatives of the Bank access to and permit such representatives to examine and copy all books, records and other writings in its possession, to inspect its property and to discuss its finances, accounts, property and business with any of its officers and directors.

         Section 5.03 Taxes and Other Claims. The Borrower shall file when due all required tax returns, shall pay when due all taxes, assessments and other governmental charges levied or imposed upon the Borrower or upon the Borrower's income or profits or upon any of the Borrower's property, and shall pay when due all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any property of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings, and for which the Borrower has set aside adequate reserves for the payment thereof.

         Section 5.04 Maintenance of Properties. The Borrower shall keep and maintain the Borrower's inventory, equipment, real estate and other property necessary or useful in the Borrower's business in good condition and repair and shall pay when due all rental and mortgage payments due on such property; provided, that nothing in this Section shall prevent the Borrower from discontinuing the operation and maintenance of any such property if such discontinuance is desirable in the conduct of the Borrower's business which would not cause a Material Adverse Effect.

         Section 5.05 Insurance. The Borrower shall obtain and maintain insurance with insurers that are reasonably acceptable to the Bank, in such amounts and with such coverages (including without limitation liability insurance, fire, hazard and extended coverage insurance on all of the Borrower's assets, necessary workers' compensation insurance and all other coverages as are consistent with industry practice) as are reasonably acceptable to the Bank. In the event the Borrower fails to pay any premium on any such insurance, the Bank may do so, and the Borrower shall reimburse the Bank for any such payment on demand.

         Section 5.06 Corporate Existence. The Borrower shall preserve and maintain its corporate existence and all of the Borrower's corporate rights, privileges and franchises.

         Section 5.07 Compliance with Laws. The Borrower shall comply with all applicable laws and regulations except where the failure to do so would not cause a Material Adverse Effect.

         Selection 5.08 Accounts. The Borrower shall maintain its primary operating account with the Bank.

         Section 5.09 Operating Covenants. During any time that the Borrowing Base is in effect in accordance with Article VII of this Agreement (except during times when there is no amount outstanding on the Note other than amounts which will be due as a result of a draw on a Letter of Credit which is fully collateralized by cash collateral on deposit with the Bank in the Cash Collateral Account), the following operating covenants shall be in effect:

                  (a) As of the end of each fiscal quarter of the Borrower, the Borrower shall not permit the ratio of the Borrower's Debt to Tangible Net Worth to exceed 1.0 to 1.0 (the "DEBT TO TANGIBLE NET WORTH RATIO").

                  (b) As of the end of each fiscal year of the Borrower, the Borrower shall not permit the Borrower's Debt Service Coverage Ratio to be less than 1.25 to 1.

                  (c) The Borrower shall maintain a quarterly profit of at least $1.00 before taxes.

                                   ARTICLE VI.
                               Negative Covenants

         The Borrower shall not do any of the following without the prior written consent of the Bank, which consent shall not be unreasonably withheld. The following negative covenants shall only be in effect during the time that the Borrowing Base is in effect in accordance with Article VII of this Credit Agreement (but not during times when there is no amount outstanding on the Note other than amounts which will be due as a result of a draw on a Letter of Credit which is fully collateralized by cash collateral on deposit with the Bank in the cash collateral Account):

         Section 6.01 Liens on General Business Assets. The Borrower shall not create, incur or permit to exist in favor of any Person other than the Bank any mortgage, deed of trust, assignment, security interest or other lien on any of its property now owned or hereafter acquired, except: (a) purchase money security interests in equipment of the Borrower, (b) other mortgages, deeds of trust, assignments, security interests and other liens in existence on the date of the implementation of the Borrowing Base in accordance with Article VII of this Credit Agreement and listed on the updated Certificate of Indebtedness and Liens to be delivered to the Bank under Article VII of this Credit Agreement, and (c) liens that are being contested in good faith and for which adequate reserves have been established.

         Section 6.02 Sale of Assets. The Borrower shall not sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one or more transactions).

         Section 6.03 Corporate Structure. The Borrower shall not consolidate with or merge into any other person or entity, or permit any other person or entity to merge into the Borrower, or acquire all or a substantial part of the assets of any other person or entity, except where the Borrower is the surviving entity by merger or consolidation and no change of control has occurred.

         Section 6.04 Nature of Business. The Borrower shall not engage in any line of business materially different from that presently engaged in by the Borrower.

         Section 6.05 Investments. The Borrower shall not purchase or hold beneficially any shares of stock or other securities or evidences of indebtedness of any other Person, make or permit to exist any loans or advances to any other Person, or make any investment or acquire any interest whatsoever in any other Person or entity, except:

                  (a) Deposits in the Bank;

                  (b) Other deposits which are fully insured by the Federal Deposit Insurance Corporation;

                  (c) Repurchase agreements with the Bank;

                  (d) Commercial paper issued by corporations incorporated in the United States of America, rated "A-1" by Standard & Poors Corporation or "Prime-1" by Moody's Investors Service, Inc.;

                  (e) Shares of money market mutual funds incorporated or organized in the United States of America;

                  (f) Obligations of, or guaranteed by, the United States Government or any agency thereof;

                  (g) Business-related advances to officers, managers and employees of the Borrower for travel relating to the Borrower's business;

                  (h) Advances in the form of progress payments, prepaid rent or security deposits; and

                  (i) Stock or indebtedness of its Subsidiaries, including the Subsidiaries listed on Exhibit D.

                  (j) Existing obligations to make loans set forth in Exhibit E.

                                  ARTICLE VII.
                        Implementation of Borrowing Base

         Section 7.01 Implementation of Borrowing Base. Subject to the fulfillment of each condition precedent set forth in this Article VII to the satisfaction of the Bank, the Bank will implement the Borrowing Base to support Advances of the Line of Credit in lieu of the Borrower providing Cash Collateral to support Advances of the Line of Credit:

                  (a) The Borrower establishes a net profit before taxes in two
         (2) consecutive fiscal quarters.

                  (b) The Borrower establishes a Debt to Tangible Net Worth Ratio of not more than 1.0 to 1.0.

                  (c) The Bank has completed a satisfactory collateral audit of the Borrower and its Subsidiaries and the Borrower's assets and the assets of the Borrower's Subsidiaries. The Borrower agrees to pay or reimburse the Bank for the reasonable cost of such collateral audit, not to exceed $2,500.00.

                  (d) The Borrower and each Subsidiary executes and delivers to the Bank a Security Agreement in form and content acceptable to the Bank (collectively, the "SECURITY AGREEMENT"), granting to the Bank a first perfected security interest in the following:

                           (i)  All inventory of the Borrower and its
                                Subsidiaries, and all returns of such inventory, and all warehouse receipts, bills of lading and other documents covering such inventory, whether now existing or hereafter arising, whether now owned or hereafter acquired;

                          (ii)  All equipment of the Borrower and its
                                Subsidiaries, together with all accessions, accessories, attachments, fittings, increases, parts, repairs, returns, renewals and substitutions of all or any part thereof, and all warehouse receipts, bills of lading and other documents covering such equipment, whether now existing or hereafter arising, whether now owned or hereafter acquired;

                          (iii) All accounts of the Borrower and its
                                Subsidiaries (including but not limited to all health-care-insurance receivables), instruments, chattel paper, investment property, letter-of-credit rights, letters of credit, other rights to payment, documents, deposit accounts, money, patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, trade names, other names, software, including all embedded software, payment intangibles, and other general intangibles of the Borrower and its Subsidiaries, together with all good will related to the foregoing property and all rights, liens, security interests and other interests which the Borrower and its Subsidiaries may at any time have by law or agreement against any account, issuer or obligor obligated to make any such payment or against any of the property of such account debtor, issuer, or obligor, and all supporting obligations relating to the foregoing, whether now existing or hereafter arising, whether now owned or hereafter acquired;

                          (iv) All records and data pertaining to all of the foregoing property, whether in the form of writing, photograph, microfilm, microfiche, or electronic media, together with all of the Borrower and its Subsidiaries's software, including embedded software, required to utilize, create, maintain and process any such records or data on electronic media; and

                          (v) All products and proceeds of the foregoing property, including without limitation all accounts, instruments, chattel paper, investment property, letter-of-credit rights, letters of credit, other rights to payment, documents, deposit accounts, money, insurance proceeds and general intangibles related to the foregoing property, and all refunds of insurance premiums due or to become due under all insurance policies covering the foregoing property.

                                Notwithstanding the foregoing, the Borrower will not be required to file collateral assignments of its patents or trademarks with the federal office of Patents or Trademarks or register any of its copyrights or software with the U.S. Copyright office.

                  (e) The Borrower delivers to the Bank an initial Borrowing Base Certificate, an initial Covenant Compliance Certificate and an updated Certificate of Indebtedness and Liens, properly completed and extended by the chief financial officer or corporate controller of the Borrower.

                  (f) All financing statements, termination statements, and other writings, properly executed, which are deemed by the Bank to be necessary or desirable to grant the Bank a perfected security interest constituting a first lien on the property described in Section 7.01(d) of this Agreement.

                  (g) UCC and state and federal tax lien searches, with respect to the Borrower and its Subsidiaries, duly certified to a current date by the appropriate filing officer, from the Secretary of State of Delaware, the Secretary of State of Minnesota, and each and every other jurisdiction in which the Borrower and its Subsidiaries have owned assets in the past five (5) years.

                  (h) A certificate of insurance covering the tangible property described in the Section 7.01(d) of this Agreement, in such amounts, against such risks and in such companies as shall be reasonably acceptable to the Bank, which certificate shall name the Bank as lender loss payee and shall provide for at least thirty (30) days' prior written notice to the Bank of any cancellation or modification of such insurance, and certificates of all other insurance required by Section
         5.05 of this Agreement.

                  (i) A certificate of authority of the Borrower and each Subsidiary. The Bank may conclusively rely on such certificate until it shall receive a further certificate of authority of the Borrower or the Subsidiary, in form and substance acceptable to the Bank, canceling or amending the prior certificate.

                  (j) A current certificate of good standing of the Borrower and each Subsidiary, issued by the Secretary of State of the State of organization of the Borrower and each Subsidiary.

                  (k) An opinion of legal counsel for the Borrower and each Subsidiary.

                  (l) Payment of the Bank's attorneys' fees and legal expenses, and other out-of-pocket expenses of the Bank in drafting the Security Agreement and closing the implementation of the Borrowing Base, not to exceed $2,000.00.

         Section 7.02 Other Conditions. The implementation of the Borrowing Base shall be subject to the further conditions precedent that:

                  (a) The representations and warranties of the Borrower contained in Article IV are correct as of the date of the implementation of the Borrowing Base as though made as of such date, except to the extent that such representations and warranties relate solely to an earlier date;

                  (b) Each of the following representations and warranties will be true and correct for each of the Subsidiaries:

                          (i) The execution, delivery and performance by each Subsidiary of the Security Agreement has been duly authorized by all requisite action and do and will not (A) require any consent or approval of any person or entity or governmental authority, (B) violate any law, rule, regulation, order, writ, injunction or decree, or the articles, bylaws, or shareholder control agreement of the Subsidiary, (C) result in a breach of or constitute a default under any contract, agreement or other writing to which the Subsidiary is a party or by which the Subsidiary or any property of the Subsidiary may be bound or affected, or (D) result in, or require the creation or imposition of, any mortgage, deed of trust, assignment, security interest or other lien, interest, encumbrance, claim or charge of any nature, except in favor of the Bank, upon or with respect to any property of the Subsidiary;

                          (ii) The Security Agreement constitutes the legal, valid and binding obligations of the Subsidiary, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws, statutes of limitation and principles of equity;

                          (iii) No Material Adverse Effect has occurred since
                                the date of the latest financial statement referred to in Sections 4.04 and 5.01; and

                          (iv) The Subsidiary has good title to all of the property reflected in the latest balance sheet referred to in Sections 4.04 and 5.01, free and clear of all mortgages, deeds of trust, assignments, security interests and other liens, interests, encumbrances, claims and charges, except for liens permitted by Section 6.01 with respect to the Subsidiary and covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the business or operations of the Subsidiary.

                                  ARTICLE VIII.
                     Events of Default, Rights and Remedies

         Section 8.01 Events of Default. The occurrence of any of the following events shall constitute an Event of Default under this Credit Agreement and the other Credit Documents:

                  (a) Any default in the payment of any amount due under this Agreement or the Revolving Note within five (5) days of its due date; or

                  (b) Any material statement, representation or warranty of the Borrower (or any officer, director, employee, agent or attorney of the Borrower) to the Bank at any time, including without limitation any statement, representation or warranty made in this Agreement or in any writing contemplated by this Agreement, shall be incorrect or misleading in any material respect when made; or

                  (c) Any non-monetary default in the performance or breach of any other covenant or agreement of the Borrower in this Agreement, any writing contemplated by this Agreement, or any other agreement with the Bank which continues in effect for thirty (30) days after written notice thereof by the Bank to the Borrower; provided however, a notice of default does not have to be given by the Borrower under this Agreement if notice of the same default is being given to the Borrower under any other writing contemplated by this Agreement or in any other agreement with the Bank, or if such default is otherwise provided for in this Section 8.01; or

                  (d) The Borrower shall be dissolved or become insolvent, make an assignment for the benefit of creditors, apply for or consent to the application or suffer the appointment of any receiver, trustee or similar officer, or initiate or have initiated against it any act, process or proceeding under any insolvency, bankruptcy, dissolution, liquidation or similar law; or

                  (e) Any default under any other bond, debenture, note or other evidence of indebtedness of the Borrower in favor of the Bank, or under any indenture or other writing under which any such evidence of indebtedness has been issued or by which it is governed or the acceleration of payment of any such indebtedness, following the passage of any applicable grace or cure period; or

                  (f) Any default under any bond, debenture, note or other evidence of indebtedness of the Borrower to any party other than the Bank, or under any indenture or other writing under which any such evidence of indebtedness has been issued or by which it is governed or the acceleration of payment of any such indebtedness, following the passage of any applicable grace or cure period and resulting in a Material Adverse Effect; or

                  (g) The Borrower shall suffer a final judgment or other order for the payment of money in the amount of $10,000,000.00 or more or which otherwise results in a Material Adverse Effect that is not or is no longer subject to a stay pending appeal; or

                  (h) The issuance or levy of any writ, warrant, attachment, garnishment, execution or similar process against any property of the Borrower, or the attachment of any tax lien to any property of the Borrower which has not been stayed; or

                  (i) The occurrence of any Reportable Event or Prohibited Transaction with respect to any Plan, or any Plan shall not be in compliance with all applicable requirements of ERISA and all applicable rules and regulations thereunder, or any Plan shall terminate, or a trustee is appointed by any court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute any proceeding with respect to any Plan; or

                  (j) Any event resulting in a Material Adverse Effect occurs;
         or

                  (k) The Borrower shall fail to be in compliance with any of the operating covenants specified in Section 5.09 of this Agreement during any time that such operating covenants are in effect; or

                  (l) The Borrower fails to timely deliver any financial statement or certificate required to be delivered to the Bank under Sections 5.01(a), (b), (c) or (g) of this Agreement within the period of time allowed for the delivery of the same as provided in this Agreement.

         Section 8.02 Additional Events of Default. Following the implementation of the Borrowing Base under Article VII of this Agreement, the following shall be additional Events of Default under this Credit Agreement and all other Credit
Documents:

                  (a) Any material statement, representation or warranty of a Subsidiary (or any officer, director, employee, agent or attorney of such Subsidiary) to the Bank at any time, including without limitation any statement, representation or warranty made in the Security Agreement or in any writing contemplated by the Security Agreement, shall be incorrect or misleading in any material respect when made; or

                  (b) Any Subsidiary shall be dissolved or become insolvent, make an assignment for the benefit of creditors, apply for or consent to the application or suffer the appointment of any receiver, trustee or similar officer, or initiate or have initiated against it any act, process or proceeding under any insolvency, bankruptcy, dissolution, liquidation or similar law; provided however, a dissolution of a Subsidiary into the Borrower or another Subsidiary shall be permitted and shall not create an Event of Default; or

                  (c) Any default under any other bond, debenture, note or other evidence of indebtedness of any Subsidiary in favor of the Bank, or under any indenture or other writing under which any such evidence of indebtedness has been issued or by which it is governed or the acceleration of payment of any such indebtedness following the passage of any applicable grace or cure period; or

                  (d) Any default under any bond, debenture, note or other evidence of indebtedness of any Subsidiary to any party other than the Bank, or under any indenture or other writing under which any such evidence of indebtedness has been issued or by which it is governed or the acceleration of payment of any such indebtedness following the passage of any applicable grace or cure period, resulting in a Material Adverse Effect; or

                  (e) Any Subsidiary shall suffer a final judgment or other order for the payment of money in the amount of $10,000,000.00 or more or which otherwise results in a Material Adverse Effect that is not or is no longer subject to a stay pending appeal; or

                  (f) The issuance or levy of any writ, warrant, attachment, garnishment, execution or similar process against any property of any Subsidiary, or the attachment of any tax lien to any property of any Subsidiary which has not been stayed.

         Section 8.03 Rights and Remedies. Upon the commencement of any proceeding under any bankruptcy law by or against the Borrower, the Line of Credit shall automatically terminate, and all principal, interest, and other charges, fees and expenses under the Revolving Note and this Agreement and all other Obligations to the Bank shall become immediately due and payable in full, all without declaration, presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower. Upon the occurrence of any Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of the Bank, the Bank may exercise any and all of the following rights and remedies:

                  (a) The Bank may, by notice to the Borrower, declare the Line of Credit to be terminated, whereupon the same shall terminate.

                  (b) The Bank may declare all principal, interest and other charges, fees and expenses under the Revolving Note and this Agreement and all other Obligations to the Bank to be immediately due and payable in full, whereupon the same shall become immediately due and payable in full, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) The Bank may exercise and enforce its rights and remedies under the Deposit Account Assignment, the Security Agreement, the other writings contemplated hereby, the Uniform Commercial Code and any other applicable law.

         Section 8.04 Assignment and Setoff. The Borrower grants the Bank a lien and security interest in all of the Borrower's present and future property now or hereafter in the possession, control or custody of, or in transit to, the Bank for any purpose, and the balance of every present and future account of the Borrower with the Bank, including without limitation, the Cash Collateral Account, and each present and future claim of the Borrower against the Bank. Such lien and security interest secures all present and future debts, obligations and liabilities of the Borrower to the Bank. The Bank may, at any time following the occurrence of an Event of Default place a freeze or block on such account balances and foreclosure such lien and security interest, and the Bank may offset of charge all or any part of the aggregate amount of the Obligations against any such account without any advance notice. The Bank agrees to promptly notify the Borrower following the exercise of its offset rights under this Section 8.04, provided that failure to give such notice shall not effect the validity of such action or the application of any funds of the Borrower to the payment of the Obligations as provided in this Section 8.04.

                                   ARTICLE IX.
                                  Miscellaneous

         Section 9.01 Waiver and Amendment. No provision of any of the Credit Documents can be waived, except by a writing executed by the Bank, nor may any provision of this Credit Agreement be modified, amended, abridged, replaced, supplemented or terminated, except by a writing executed by the Bank and the Borrower. A waiver by the Bank shall be effective only in the specific instance and for the specific purpose given. No delay or failure by the Bank to exercise any right or remedy shall be a waiver thereof nor shall any single or partial exercise by the Bank of any right or remedy preclude any other exercise thereof or the exercise of any other right or remedy. All rights and remedies of the Bank under this Agreement and any other writing are cumulative and not exclusive.

         Section 9.02 Indemnification. The Borrower agrees to indemnify and hold harmless the Bank and the Bank's former, present and future officers, directors, employees, agents, shareholders, affiliates and attorneys, and all of their respective heirs, representatives, successors and assigns, from any and all losses, liabilities (including without limitation strict liability), suits, obligations, fines, damages, judgments, penalties, actions, causes of action, charges, costs and expenses, including but not limited to reasonable attorneys' fees and legal expenses and consultants' fees and expenses, whether based on tort, contract, implied or express warranty, statute, regulation, common law or otherwise, arising out of or related to the presence on, remediation of or release from any property at any time owned, operated or controlled by the Borrower, including without limitation any building, structure or equipment thereon, of any toxic or hazardous waste, constituent or substance or in connection with any Environmental Law applicable to any such hazardous or toxic waste, constituent or substance, unless the same was caused solely by any action or inaction of the Bank or any of its former, present or future officers, directors, employees, agents, shareholders, affiliates or attorneys or any of their respective heirs, representatives, successors or assigns.

         Section 9.03 Costs and Expenses. The Borrower shall pay to the Bank on demand all of the Bank's fees, costs and expenses, including but not limited to audit fees and expenses and reasonable attorneys' fees and legal expenses, in connection with the preparation, amendment, administration and enforcement of this

Agreement and the writings contemplated by this Agreement and the transactions and matters relating to this Agreement and any such writings, including without limitation, all reasonable attorneys' fees and legal expenses incurred by the Bank in connection with or arising from any bankruptcy or insolvency case or proceeding filed by or against the Borrower.

         Section 9.04 Addresses. All notices, requests, demands and other communications provided for under this Agreement and the writings contemplated by this Agreement shall be in writing and shall be delivered in person, faxed, or deposited in the mail, postage prepaid, addressed as follows:

           If to Borrower:     IDENTIX INCORPORATED
                               Attention:  Mr. Erik Prusch
                               5600 Rowland Road
                               Minnetonka, Minnesota 55343-4315
                               Fax No. 952-945-5522

           If to the Bank:     ASSOCIATED BANK MINNESOTA, NATIONAL ASSOCIATION
                               Attention: G. Richard Gove
                               2655 Campus Drive
                               Plymouth, Minnesota 55441
                               Fax No. 763-533-3700

or, as to each party, at such other address or fax number as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective when actually delivered, faxed, or deposited in the mail, except that notices and requests to the Bank pursuant to Article II shall not be effective until received by the Bank.

         Section 9.05 Binding Effect and Assignment. The Credit Documents shall bind and benefit the parties hereto and thereto and their respective successors and assigns, except that the Borrower shall have no right to assign any of its rights hereunder or thereunder or any interest herein or therein without the prior written consent of the Bank, and any assignment in violation of this sentence shall be void. If any provision or application of any of the Credit Documents are held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect the other provisions or applications which can be given effect, and this Agreement and such writings shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or therein or prescribed hereby or thereby.

         Section 9.06 Jurisdiction and Venue. The Borrower consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to any of the Credit Documents or any transaction or matter relating to any of the Credit Documents, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by the Borrower against the Bank in connection with any of the Credit Documents or any transaction or matter relating to any of the Credit Documents shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division.

         Section 9.07 Headings. Article and Section headings in this Agreement are for convenience of reference only, and shall not constitute a part of this Agreement for any other purpose or a limitation of the scope of the particular Articles or Sections to which they refer.

         Section 9.08 Governing Law. This Agreement and the writings contemplated by this Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota (excluding its conflict of law rules).

         Section 9.09 Confidentiality. The Bank agrees to keep confidential any non-public information delivered to the Bank under this Credit Agreement in accordance with the Bank's privacy policy, a copy of which has been delivered to the Borrower herewith.

         THE BORROWER AND THE BANK HEREBY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO ANY OF THE CREDIT DOCUMENTS, THE OBLIGATIONS THEREUNDER, ANY COLLATERAL SECURING SUCH OBLIGATIONS, OR ANY TRANSACTION ARISING THEREFROM OR CONNECTED THERETO. THE BORROWER AND THE BANK EACH REPRESENTS TO THE OTHER THAT THIS WAIVER IS KNOWINGLY, WILLINGLY AND VOLUNTARILY GIVEN.

         THE BORROWER REPRESENTS, WARRANTS AND CERTIFIES TO THE BANK AND AGREES THAT THE BORROWER HAS READ ALL OF THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND UNDERSTANDS ALL OF ITS PROVISIONS.

         Executed as of the date first above written.

                                    BORROWER:

                                    IDENTIX INCORPORATED,
                                    a Delaware corporation


                                    By:
                                       ---------------------------------
                                             Erik Prusch
                                    Its:     Chief Financial Officer

                                    BANK:

                                    ASSOCIATED BANK MINNESOTA, NATIONAL
                                    ASSOCIATION, a national banking association


                                    By:
                                       ---------------------------------
                                             G. Richard Gove
                                    Its:     Vice President

                                    EXHIBIT A


                           BORROWING BASE CERTIFICATE

         The undersigned chief financial officer of IDENTIX INCORPORATED, a Delaware corporation (the "BORROWER"), pursuant to the Credit Agreement dated May 30, 2003 (the "AGREEMENT"), hereby certifies to ASSOCIATED BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "BANK") as follows:

         As the close of business on _____________________, 200_, the Borrowing Base and the unpaid principal balance of the Revolving Note were as follows:

4.       Accounts Receivable                                     $___________(1)
5.       Less:  Ineligibles
                  Over 120 days                       $__________
                  10% Rule                            $__________
                  Other Ineligibles                   $__________
                  Contra Accounts                     $__________
                  Total Ineligibles                   $__________(2)
3.       Eligible Accounts Receivable (1 minus 2)                $___________(3)
4.       80% of Line 3                                           $___________(4)
5.       Credit Limit (lesser of $15,000,000 or Line 4)          $___________(5)
6.       Unpaid Principal Balance of Revolving Note       $___________(6)
7.       Face Amount of Letter of Credit outstanding      $___________(7)
8.       Availability or (Shortfall) (5 minus 6 and 7)           $___________(8)


         As the date of this Certificate, no event has occurred which constitutes an Event of Default as defined in the Agreement or would constitute an Event of Default under the Agreement with notice or passage of time or both.


Date of Certificate _________________, ________.



                                               _________________________________
                                               Signature

                                    EXHIBIT B

                      CERTIFICATE OF INDEBTEDNESS AND LIENS


         The undersigned chief financial officer of IDENTIX INCORPORATED, a Delaware corporation (the "BORROWER") pursuant to the Credit Agreement dated May 30, 2003, hereby certifies to ASSOCIATED BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "BANK"), that the following is a true, complete and correct list of all existing Debt of the Borrower and all existing mortgages, deeds of trust, assignments, security interests and other liens on any of the properties of the Borrower, whether now owned or hereafter acquired, securing any indebtedness of the Borrower or any other person or entity:

Date     Principal Debtor      Creditor(s)     Principal Balance     Payment Schedule     Security
----     ----------------      -----------     -----------------     ----------------     --------










Date of Certificate_____________, ______________



                                                    ____________________________
                                                    Signature

                                    EXHIBIT C


                         COVENANT COMPLIANCE CERTIFICATE

         The undersigned chief financial officer of IDENTIX INCORPORATED, a Delaware corporation (the "BORROWER") pursuant to the Credit Agreement dated May 30, 2003, hereby certifies to ASSOCIATED BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "BANK") as follows:

         As of the close of business on __________________, _____, the following amounts and ratios of the Borrower were true and correct:

1.       Ratio of Debt to Tangible Net Worth for Quarter Ending
         a.     Debt                                               $___________
         b.     Tangible Net Worth                                 $___________
         c.     Actual Ratio of Debt to Tangible Net Worth          ___________
         f.     Maximum Ratio                                       1.0 to 1.0

3.       Debt Service Coverage Ratio for Fiscal Year Ending
         a.     Net Income + Interest + Depreciation         $___________
                and Amortization less Distributions
         b.     Current Maturities for Principal and
                Interest on Debt                                   $___________
         c.     Actual Debt Service Coverage Ratio (a to b)        $___________
         d.     Minimum Debt Service Coverage Ratio                1.25 to 1.0

         As the date of this Certificate, no event has occurred which constitutes and Event of Default as defined in the Agreement or would constitute an Event of Default under the Agreement with notice or the passage of time or both.

Date of Certificate____________, _____________

                                                 _______________________________
                                                 Signature